                                                                   Exhibit 10.34

                               September 7, 1999


CONFIDENTIAL
------------

Timothy J. McIntyre
1735 York Ave., Apt. 35C
New York, New York 10128

Dear Tim:

     This letter agreement (this "Agreement") formalizes the agreement that we have reached regarding your voluntary resignation from all positions you hold (whether as an officer or employee) with Boron, LePore & Associates, Inc. (the "Company") as of September 7, 1999 (the "Resignation Date"). The purpose of this Agreement is to establish an amicable arrangement for ending your employment relationship. For purposes of this Agreement, all references to the "Company" shall include Boron, LePore & Associates, Inc., a Delaware corporation, and any of its subsidiaries. Reference is made to the Employment Agreement between you and the Company dated June 21, 1999 (the "Employment Agreement"). Capitalized terms used herein and not defined shall have the meaning set forth in the Employment Agreement. Except as set forth herein, this Agreement supersedes the Employment Agreement and the Employment Agreement is of no further force or effect.

     In exchange for the promises of you and the Company set forth below, you and the Company agree as follows:

A. TERMINATION OF EMPLOYMENT. As of September 7, 1999 you hereby resign as Corporate Executive Vice President of Boron, LePore & Associates, Inc. and from any other positions currently held by you with Boron, LePore & Associates, Inc. or any of its subsidiaries. Said resignations are hereby accepted by the Company.

B. SEVERANCE; COMPENSATION. You shall not be entitled to any additional payments from the Company relating to your employment with the Company or the termination thereof after September 7, 1999. The Company will provide you with the salary, compensation and benefits set forth in the Employment Agreement through September 7, 1999.


                                                              PGL ____  TJM ____

Timothy J. McIntyre
September 7, 1999
Page 2


C. STOCK OPTIONS. Notwithstanding any provision to the contrary contained in the stock option agreements between you and the Company or the governing stock option plan (collectively, the "Option Agreements"), all options to purchase shares of Common Stock held by you which are unvested as of September 7, 1999 shall terminate as of September 7, 1999, and you will have the period of time following the Resignation Date specified in the Option Agreements and the governing stock option plan to exercise such stock options which have vested as of September 7, 1999.

D. NON-COMPETITION; CONFIDENTIALITY. You hereby acknowledge that until September 7, 2000, you are still subject to the terms and covenants contained in
Section 8 of the Employment Agreement by and between you and the Company, at which time such terms shall be of no further force or effect. Notwithstanding the foregoing sentence, after the date of this Agreement, (i) you shall be permitted to provide services to the pharmaceutical industry, provided, however, that such services are not competitive with the business, activities, products or services conducted or offered by the Company or its subsidiaries as of the date hereof, and (ii) after the date which is 90 days after the date hereof (or such earlier time as the Company may agree), you shall be permitted to hire or engage and attempt to hire the following individuals: James McIntyre; Kerry Cuttone; Jennifer Brock; James Smith and Robert Diehl. You hereby reaffirm and readopt all of the terms and covenants of Sections 7 and 9 of the Employment Agreement as if they were completely restated herein. Except as set forth in this paragraph D, the Employment Agreement is hereby terminated and of no further force and effect.

E. RETURN OF PROPERTY. You hereby acknowledge that all documents, records, materials, software, equipment, credit cards, information and other physical or intellectual property that have come into your possession or been produced or created by you in connection with your employment with or for the Company ("Property") have been and remain the sole property of the Company. You hereby acknowledge that you have returned to the Company all such Property or will have returned all such Property on or prior to September 7, 1999.

F. LITIGATION COOPERATION. You agree to reasonably cooperate with the Company in (i) the defense, prosecution or investigation of any claims or actions which already have been brought or threatened, or which may be brought or threatened in the future against or on behalf of the Company and its affiliates and (ii) responding to, cooperating with, or contesting any governmental audit, inspection, inquiry or investigation, in either case that relate to events or


                                                              PGL ____  TJM ____

Timothy J. McIntyre
September 7, 1999
Page 3


occurrences that transpired during your employment or association with the Company; provided, however, that such cooperation shall not materially and adversely affect you or expose you to an increased probability of civil or criminal litigation. Your full cooperation in connection with such claims or actions shall include, without implication of limitation: being available to meet with counsel to prepare for discovery or trial; to testify truthfully as a witness when reasonably requested and at reasonable times designated by the Company; and to meet with counsel or other designated representative of the Company to prepare responses to and to cooperate with the Company's processing of governmental audits, inspections, inquiries or investigations. You agree that you will maintain the confidences and privileges of the Company. You will be reimbursed by the Company for any reasonable out-of-pocket expenses that you reasonably incur in connection with such cooperation, including but not limited to reasonable attorneys' fees and expenses, subject to reasonable and satisfactory documentation. The Company will also provide you with compensation on an hourly basis calculated based upon your base salary as of September 7, 1999 (calculated by taking such salary and dividing by 48 weeks of 40 hours) for requested litigation and regulatory cooperation. The Company will not exercise their rights under this paragraph so as to interfere with your ability to engage in gainful employment and shall endeavor to schedule your responsibilities hereunder so as not to interfere with your schedule so long as you promptly provide timely alternative dates on which you can fulfill your obligations hereunder.

G. NON-DISPARAGEMENT AND COOPERATION DURING TRANSITION. Each of us agrees not to make or cause to be made, directly or indirectly, any statement to any person criticizing or disparaging the other or any of the Company's stockholders, directors, officers or employees or commenting unfavorably or falsely on the character, business judgment, business practices or business reputation of the other or any of the Company's stockholders, directors, officers or employees. You agree that from the date of your receipt of this Agreement, you will cooperate fully with the Company in arranging for an orderly and professional transition of your responsibilities. Each of us further agrees that he or it will present the circumstances of your departure in a light that will not reflect unfavorably on you or the Company.

H.   MISCELLANEOUS.

     You are advised to consult with an attorney before signing this Agreement.


                                                              PGL ____  TJM ____

Timothy J. McIntyre
September 7, 1999
Page 4


     By signing this Agreement, you acknowledge that you are doing so voluntarily and only after consultation with your personal attorney. You also acknowledge that you are not relying on any representations by the undersigned or any other representative of the Company concerning the meaning of any aspect of this Agreement other than as set forth in this Agreement.

     In the event of any dispute, this Agreement will be construed as a whole, will be interpreted in accordance with its fair meaning, and will not be construed strictly for or against either you or the Company. The laws of Delaware will govern any dispute about this Agreement, including any interpretation or enforcement of this Agreement. In the event that any provision or portion of a provision of this Agreement shall be determined to be unenforceable, the remainder of this Agreement shall be enforced to the fullest extent possible as if such provision or portion of a provision were not included. This Agreement may be modified only by a written agreement signed by you and an authorized representative of the Company.

     In the event of a dispute between the parties concerning their respective rights and obligations under this Agreement or under any stock option agreement to which you and the Company are party, that the parties are unable to resolve amicably between themselves within sixty (60) days of proper notice from one party to another, such dispute shall be settled by arbitration in the State of New Jersey in an expedited manner in accordance with the Commercial Rules of the American Arbitration Association by a duly registered arbitrator to be selected jointly by the parties. The decision of the arbitrator shall be final and binding upon the parties. Notwithstanding anything to the contrary herein, the provisions of this paragraph shall not apply to any equitable remedies to which any party may be entitled.

     Notwithstanding the foregoing, it is specifically understood and agreed that any breach of the provisions of Sections D and F hereof is likely to result in irreparable injury to the nonbreaching party and/or its affiliates, that the remedy at law alone will be an inadequate remedy for such breach and that, in addition to any other remedy it may have, the nonbreaching party shall be entitled to enforce the specific performance of Sections D and F of this Agreement and to seek both temporary and permanent injunctive relief (to the extent permitted by law).


                                                              PGL ____  TJM ____

Timothy J. McIntyre
September 7, 1999
Page 5


     All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed by overnight mail (with receipt acknowledgment received), delivered personally or mailed by certified or registered mail (return receipt requested) as follows:

     To the Company:     Boron, LePore & Associates, Inc.
                         17-17 Route 208 North
                         Fair Lawn, New Jersey  07410
                         Attention:  Patrick G. LePore, President and CEO

     To the Employee:    Timothy J. McIntyre
                         1735 York Ave., Apt. 35C
                         New York, New York 10128

or to such other address of which any party may notify the other parties as provided above. Notices shall be effective as of the date of delivery.

     The Company is executing this Agreement with you on behalf of itself and each of its subsidiaries and hereby represents to you that the execution and delivery of this Agreement by the Company and the performance of the Company's obligations hereunder have been duly authorized by all necessary action on the part of the Company.

     If you agree to these terms, please sign and date below and return this Agreement to the undersigned within the time limitation set forth above.

                                 Sincerely,

                                 BORON, LEPORE & ASSOCIATES, INC.


                                 By: /s/ Patrick G. LePore
                                     ------------------------------
                                 Name:  Patrick G. LePore
                                 Title: Chief Executive Officer

ACCEPTED AND AGREED TO:


                                                              PGL ____  TJM ____

Timothy J. McIntyre
September 7, 1999
Page 6



/s/  Timothy J. McIntyre
------------------------------
Timothy J. McIntyre

Dated:
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